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                                                                    EXHIBIT 10.7

                             SECURED PROMISSORY NOTE

US$250,000                                                 September 1, 2000
                                                           Palo Alto, California

        FOR VALUE RECEIVED, Henri Richard and Gay P. Richard, husband and wife (jointly and severally, the "Borrower"), promise to pay to WebGain, Inc., a Delaware corporation (the "Lender"); at 5425 Stevens Creek Boulevard, Santa Clara CA 95051, or such other place as Lender may from time to time designate, in lawful money of the United States, the principal sum of Two Hundred Fifty Thousand Dollars (US$250,000), plus interest thereon, in the manner set forth below.

        1. INTEREST. Interest on the principal sum of this secured promissory note ("Note") will accrue at the rate of six and twenty-two one-hundredths percent (6.22%) per annum, based on a 365-day year and the actual number of days elapsed, and will be compounded annually.

        2. MATURITY DATE. Unless otherwise accelerated pursuant to the provisions of this Note, the entire principal sum and all accrued and unpaid interest, together with all other sums payable hereunder (collectively, the "Obligations"), will be due and payable in full on August 31, 2004. (The earlier of the date on which the Obligations are accelerated and August 31, 2004 is referred to in this Note as the "Maturity Date.") In the event that a registration statement filed in connection with an initial public offering of Lender's capital stock does not become effective prior to August 31, 2004, and provided further that an Event of Default (as that term is defined below in section 7) has not occurred, then the Maturity Date will be extended to August 31, 2009.

        3. DEFAULT INTEREST. If Borrower fails to make timely any payment, whether or not Lender has declared a default hereunder, interest will accrue on the unpaid portion of the Obligations at the rate of eleven percent (11%) per annum commencing on the Maturity Date and continuing until all of the Obligations are irrevocably paid in full by Lender.

        4. PREPAYMENT. This Note may be prepaid in whole or in part, at any time.

        5. APPLICATION OF PAYMENTS. All payments received by Lender will be applied first to all fees, costs, and expenses incurred by Lender with respect to this Note or any other document executed by Borrower in connection herewith; second, to accrued and unpaid interest; and third, to the unpaid principal balance of this Note.

        6. SECURITY. The payment and performance of all of Lender's obligations under this Note, including but not limited to Lender's repayment of the Obligations, is secured by a lien against and security interest in the premises commonly known and numbered as 13925 Mirmirou Drive; Los Altos Hills, Santa Clara County, California (the "Premises"), as is more fully described in a deed of trust of even date herewith from Borrower to Lender (the "Deed of Trust"). Borrower represents and warrants to Lender that the Deed of Trust is a lien against the Premises junior in priority only to the deed of trust dated December 17, 1998, from Borrower to Citibank, F.S.B., which was recorded as Document No. 14567248 in the Santa Clara County Recorder's Office on December 23, 1998 (the "First Deed of Trust"). Borrower covenants and agrees that until all of the Obligations are paid in full, Borrower will not borrow any money that will increase any outstanding indebtedness, the repayment of which is secured by the First Deed of Trust, or by a lien on or security interest in the Premises that is senior in priority to the lien on and security interest in the Premises that Borrower has granted to Lender in the Deed of Trust.

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        7. DEFAULT. Each of the following will constitute an "Event of Default"
under this Note:

            7.1. Borrower fails to pay when due any of the Obligations.

            7.2. Borrower defaults in the performance of any of its material obligations under any provision of the Deed of Trust.

            7.3. Any warranty or representation made by Borrower in this Note or in the Deed of Trust is untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified.

            7.4. Borrower institutes a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or consent: to the institution of an involuntary case thereunder against it; or Borrower files a petition initiating or otherwise institutes any similar proceeding under any other applicable federal or state law, or consents thereto; or Borrower applies for, or by consent or acquiescence there is an appointment of or order entered by a court of competent jurisdiction appointing a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or Borrower makes an assignment for the benefit of creditors; or Borrower admits in writing its inability to pay its debts generally as they become due; or, if an involuntary case is commenced seeking the liquidation or reorganization of Borrower under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding is commenced against Borrower under any other applicable federal or state law, and (1) the petition commencing the involuntary case is not timely controverted; or (2) the petition commencing the involuntary case is not dismissed within thirty (30) days of its filing; or (3) a trustee (interim or otherwise) is appointed to take possession of all or a portion of the Borrower's assets, or to operate all or any part of the business of Borrower; or (4) an order for relief is issued or entered therein.

            7.5. Lender does not have or ceases to have a valid and perfected second lien on and security interest in the Premises.

        8. Acceleration. If any Event of Default described above in section 7 occurs, all Obligations will become due and payable immediately upon the expiration of the respective number of Business Days set forth below following Borrower's receipt of written notice of such Event of Default (the "Cure Period"):

              EVENT OF DEFAULT UNDER          CURE PERIOD (BUSINESS DAYS):
              SECTION 7:
              7.1, 7.5                                      2
              7.2, 7.3, 7.4                                 5

Cure Periods will run concurrently, not consecutively. As used in this Note, "Business Day" means any day that is not a Saturday, a Sunday, or a legal holiday in the State of California.

        9. REMEDIES. If any Event of Default remains uncured after the expiration of the respective Cure Period, then Lender may exercise any and all of the remedies provided in this Note, the Deed of Trust, and by law, without further notice to Borrower.

        10. WAIVERS. Borrower, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand, and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and


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consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Lender with any person now or hereafter liable for the payment of this Note, will affect the original liability of Borrower under this Note, even if Borrower is not a party to such agreement. Lender may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

        11. MAXIMUM LEGAL RATE OF INTEREST. All agreements between Borrower and Lender, whether now existing or hereafter arising, are hereby limited so that in no event will the interest charged hereunder or agreed to be paid to Lender exceed the maximum amount permissible under applicable law. Lender will be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Lender ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest will be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess will be refunded to Borrower. If interest otherwise payable to Lender would exceed the maximum lawful amount, the interest payable will be reduced to the maximum amount permitted under applicable law. This paragraph will control all agreements between Borrower and Lender in connection with the indebtedness evidenced hereby.

        12. Representations and Warranties. Borrower represents and warrants to Lender that it has full power, authority, and legal right to execute, deliver, and comply with this Note and any other document or instrument relating to this Note to be executed by it. All actions of Borrower that are necessary or appropriate for the execution and delivery of and compliance with this Note and such other documents and Instruments have been taken. Upon its execution and delivery, this Note will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally.

        13. SUCCESSORS AND ASSIGNS. The terms of this Note will inure to the benefit of and bind Borrower and Lender and their respective successors, assigns, agents, representatives, and all persons claiming by or through them.

        14. TIME. Time is of the essence with respect to all of the provisions of this Note.

        15. REPLACEMENT NOTE. If this Note is destroyed, lost or stolen, Borrower will deliver a new secured promissory note to Lender on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Lender will furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Borrower In connection with the replacement of this Note.

        16. GOVERNING LAW: ARBITRATION: VENUE; EQUITABLE RELIEF.

            16.1. Governing Law. This Note will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

            16.2. Initiation of Arbitration Proceeding. Borrower agrees that all disputes, claims and controversies between Borrower and Lender concerning the interpretation or enforcement of this Note, or any other matter arising out of or relating to this Note, will be


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arbitrated pursuant to the provisions of this section. Either Borrower or Lender may initiate an arbitration proceeding by making a written demand for arbitration and serving a notice of said demand upon the adverse party by hand delivery or overnight, express carrier, and upon the San Francisco regional office of J - A - M - S ("JAMS"). A written response to the demand must be served upon the initiating party and JAMS within ten (10) days of the adverse party's receipt of the demand.

            16.3. Selection of Arbitrator. The arbitration will be conducted by a single arbitrator who is a retired judge associated with the San Francisco regional office of JAMS. The arbitrator will be selected in accordance with the JAMS Rules of Practice & Procedure for Arbitration then in effect (the "JAMS Rules") within fourteen (14) days of the service of the written demand for arbitration. If Borrower and Lender cannot so agree upon the selection of the arbitrator within the fourteen (14) day period, then the arbitration will be conducted by a single arbitrator who will be a retired judge associated with the San Francisco regional office of JAMS, and who will be selected by JAMS within five (5) days of the service of a written request that JAMS select the arbitrator.

            16.4. Venue. Borrower covenants and agrees that any arbitration proceeding instituted under the provisions of this Note will be conducted in San Francisco through the San Francisco regional office of JAMS. Borrower acknowledges to Lender that its agreement to abide by the specific provisions of this section is a material inducement to Lender to make the loan evidenced by this Note, and that Lender is reasonably relying upon Borrower's representation.

            16.5. Arbitration Hearing and Award. The arbitration hearing will be conducted within thirty (30) days of the appointment of the arbitrator. The arbitration will be conducted In accordance with the JAMS Rules. The arbitrator's award will be conclusive and binding upon Borrower and Lender. The arbitrator's award will provide, among other things, that the prevailing party in the arbitration is entitled to recover from the adverse party its costs and expenses incurred in connection therewith including, without limitation, attorneys' fees as determined by the arbitrator, the costs of the arbitration, and actual out-of-pocket expenses including, without limitation, expert witness and consultants' fees, if any. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

            16.6. Equitable Relief. The Arbitrator has the authority to grant Lender or Borrower equitable relief on such terms and conditions as it deems reasonably necessary or appropriate.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

Borrower:



/s/    GAY P. RICHARD                           /s/     HENRI RICHARD
---------------------------------               --------------------------------
       GAY P. RICHARD                                   HENRI RICHARD


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